CUSTODY AGREEMENT

     This Agreement is made as of the fourth day of August, 1994, by and between Utilities Stock Portfolio (the "Portfolio"), a trust organized under the laws of the State of New York, with its principal office at 6000 Memorial Drive, P. O. Box 7177, Dublin, Ohio, 43017, and Star Bank, N.A. (the "Custodian"), a national banking association with its principal office and place of business at Star Bank Center, 425 Walnut Street, Cincinnati, Ohio, 45202, which Agreement provides for provision of custodian services to the Portfolio.

     Custodian agrees to retain custody of U.S. Government Securities and securities issued and sold primarily in the United States. Pursuant to Paragraph 7 of Article IX of this Agreement, Custodian hereby appoints Bankers Trust Company as Sub-Custodian to retain custody of foreign securities in accordance with the terms and conditions of the Agreement dated as of __________ between Bankers Trust Company and Star Bank, N.A. attached hereto as Appendix D (the "Sub-Custodian Agreement"). The Trust hereby acknowledges such appointment and expressly agrees to the terms and conditions set forth in the Sub-Custodian Agreement.

                              W I T N E S S E T H:

     that for and in consideration of the mutual promises hereinafter set forth the Portfolio and the Custodian agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1 "AUTHORIZED PERSON" shall be deemed to include the Chairman, President, Secretary, Treasurer, and the Vice President, or any other person, whether or not any such person is an officer or employee of the Portfolio, duly authorized by the Board of Trustees of the Portfolio to give Oral Instructions and Written Instructions on behalf of the Portfolio and listed in the Certificate annexed


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hereto as Appendix A or such other Certificate as may be received by the
Custodian from time to time, subject in each case to any limitations on the authority of such person as set forth in Appendix A or any such Certificate.

     2 "BOOK-ENTRY SYSTEM" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of the Board of Trustees of the Portfolio specifically approving deposits in the Book-Entry System.

     3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is signed on behalf of the Portfolio by an Authorized Person and is actually received by the Custodian.

     4 "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person or clearing agency authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, provided that the Custodian has received a certified copy of a resolution of the Board of Trustees of the Portfolio specifically approving such other person or clearing agency as a depository.

     5. "Dividend and Transfer Agent" shall mean the dividend and transfer agent active, from time to time, in such capacity pursuant to a written agreement with the Portfolio, changes in which the Portfolio shall immediately report to the Custodian in writing.

     6. "Global Government Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof; and short-term debt instruments denominated in certain foreign currencies, including government bills, notes, and bonds of the U.S. and other foreign nations, including, but not limited to Canada, the United Kingdom,


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Germany, France, Japan and Australia. "Global Government Security" shall also include, without limitation, short-term debt instruments of Supranational Government agencies; foreign government agencies (when guaranteed by the foreign government); certificates of deposit, bankers acceptances; short-term debt issued by foreign banks with AAA long-term debt ratings; and foreign currency denominated short-term instruments of U.S. banks and corporations. All securities will have a maximum remaining maturity of three years. "Global Government Security" shall also include U.S. money market instruments.

     7. "Officers" shall be deemed to include the Chairman and President, the Secretary, Treasurer, Vice President, Assistant Treasurer and Assistant Secretary of the Portfolio listed in the annexed Appendix A or such other Certificate as may be received by the Custodian from time to time.

     8. "ORAL INSTRUCTIONS" shall mean oral instructions actually received by the Custodian from an Authorized Person (or from a person which the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions from Authorized Persons in such manner so that such Written Instructions are received by the Custodian on the next business day.

     9. "Registration Statement" shall mean the Portfolio's registration statement on Form N-1A, as filed with the Securities and Exchange Commission.

     10. "Security or Securities" shall mean Global Government Securities, Money Market Securities common or preferred stocks, options, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

     11. "Written Instructions" shall mean communication actually received by the Custodian from one Authorized Person or from one person which the Custodian


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reasonably believes in good faith to be an Authorized Person in writing or by telex or any other such system whereby the receiver of such communication is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the senders of such communication.

     12. "Foreign Securities" include securities issued and sold primarily outside of the United States by a foreign government, a national of any foreign country or a corporation or other organization incorporated or organized under the laws of any foreign country and securities issued or guaranteed by the Government of the United States or by any state or any political subdivision thereof or by any agency thereof by any entity organized under the laws of the United States or of any state thereof which have been issued and sold primarily outside the United States.

                                   ARTICLE II

                            APPOINTMENT OF CUSTODIAN

     1. The Portfolio hereby constitutes and appoints the Custodian as custodian of all Securities and monies at any time owned by the Portfolio during the period of this Agreement (the "Portfolio Assets").

     2. The Custodian hereby accepts appointment as such Custodian and agrees to perform the duties thereof as hereinafter set forth. ARTICLE III

                   DOCUMENTS TO BE FURNISHED BY THE PORTFOLIO

     The Portfolio hereby agrees to furnish to the Custodian the following documents:

     1. A copy of its Declaration of Trust (the "Declaration of Trust") certified by its Secretary.

     2.   A copy of its Bylaws certified by its Secretary.

     3. A copy of the resolution of its Board of Trustees appointing the Custodian certified by its Secretary.


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     4.   A copy of the then current Prospectus of the Portfolio.

     5. A Certificate of the President and Secretary setting forth the names and signatures of the present officers of the Portfolio.

                                   ARTICLE IV

                         CUSTODY OF CASH AND SECURITIES

     1. The Portfolio will deliver or cause to be delivered to the Custodian all Portfolio Assets, including cash received for the issuance of its beneficial interests ("shares"), at any time during the period of this Agreement. The Custodian will not be responsible for such Portfolio Assets until actually received by it. Upon such receipt, the Custodian shall hold in safekeeping and physically segregate at all times from the property of any other persons, firms or corporations all Portfolio Assets received by it from or for the account of the Portfolio. The Custodian will be entitled to reverse any credits made on the Portfolio's behalf where such credits have been previously made on the Portfolio's behalf where such credits have been previously made and monies are not finally collected within 90 days of the making of such credits. The Custodian is hereby authorized by the Portfolio to actually deposit any Portfolio Assets in the Book-Entry System or in a Depository, provided, however, that the Custodian shall always be accountable to the Portfolio for the Portfolio Assets so deposited. Portfolio Assets deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

     2. The Custodian shall credit to a separate account or accounts in the name of the Portfolio all monies received by it for the account of the Portfolio, and shall disburse the same only:

     (a) In payment for Securities purchased for the account of the Portfolio, as provided in Article V;


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     (b)  In payment of dividends or distributions, as provided in Article VI hereof;

     (c) In payment of original issue or other taxes, as provided in Article VII hereof;

     (d)  In payment for shares of the Portfolio redeemed by it, as provided in
          Article VII hereof;

     (e) Pursuant to Certificates (i) directing payment and setting forth the name and address of the person to whom the payment is to be made, the amount of such payment and the purpose for which payment is to be made (the Custodian not being required to question such direction) or (ii) if reserve requirements are established for the Portfolio by law or by valid regulation, directing the Custodian to deposit a specified amount of collected funds in the form of U.S. dollars at a specified Federal Reserve Bank and stating the purpose of such deposit; or

     (f) In reimbursement of the expenses and liabilities of the Custodian, as provided in paragraph 10 of Article IX hereof.

     3. Promptly after the close of business on each day the Portfolio is open and valuing its portfolio, the Custodian shall furnish the Portfolio with a detailed statement of monies held for the Portfolio under this Agreement and with confirmations and a summary of all transfers to or from the account of the Portfolio during said day. Where Securities are transferred to the account of the Portfolio without physical delivery, the Custodian shall also identify as belonging to the Portfolio a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Portfolio with a detailed statement of the Securities held for the Portfolio under this Agreement.

     4. All Securities held for the Portfolio, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System,


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shall be held by the Custodian in that form; all other Securities held for the
Portfolio may be registered in the name of the Portfolio, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Portfolio agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of the Portfolio and which may from time to time be registered in the name of the Portfolio. The Custodian shall hold all such Securities which are not held in the Book-Entry System by the Depository or a Sub-Custodian in a separate account or accounts in the name of the Portfolio segregated at all times from those of any other Portfolio from those of any other person or persons.

     5. Unless otherwise instructed to the contrary by a Certificate, the Custodian shall with respect to all Securities held for the Portfolio in accordance with this Agreement:

     (a) Collect all income due or payable to the Portfolio with respect to the Portfolio assets;

     (b) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

     (c)  Surrender Securities in temporary form for definitive Securities;

     (d) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect; and

     (e) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Portfolio all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.


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     6. Upon receipt of a Certificate and not otherwise, the Custodian directly or through the use of the Book-Entry System or the Depository shall:

     (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Portfolio as owner of any Securities may be exercised;

     (b) Deliver any Securities held for the Portfolio in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

     (c) Deliver any Securities held for the account of the Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

     (d) Make such transfers or exchanges of the assets of the Portfolio and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Portfolio.

     7. The Custodian shall promptly deliver to the Portfolio all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by the Portfolio. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by a Certificate or Written Instruction.


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     8. The Custodian shall promptly deliver to the Portfolio all material received by the Custodian and pertaining to Securities held by the Portfolio with respect to tender or exchange offers, calls for redemption or purchase, expiration of rights, name changes, stock splits and stock dividends, or any other activity involving ownership rights in such Securities.

                                    ARTICLE V

                PURCHASE AND SALE OF INVESTMENTS OF THE PORTFOLIO

     1. Promptly upon each purchase of Securities by the Portfolio, the Portfolio shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate or Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the name of the issuer and the title of the Securities, (b) the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person from whom or the broker through whom the purchase was made. The Custodian shall upon receipt of Securities purchased by or for the Portfolio, pay out of the monies held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions.

     2. Promptly upon each sale of Securities by the Portfolio, the Portfolio shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate or Written Instructions, and (ii) with respect to each sale of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the Security, (b) the principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Portfolio upon such sale, and (f) the name of the broker through whom or the person to whom the sale was made. The


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Custodian shall deliver the Securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among delivers in Securities.

     3. Promptly after the time as of which the Portfolio either -

     (a) writes an option on Securities or writes a covered put option in respect of a Security, or

     (b) notifies the Custodian that its obligations in respect of any put or call option, as described in the Registration Statement, require that the Portfolio deposit Securities or additional Securities with the Custodian, specifying the type and value of Securities required to be so deposited, or

     (c) notifies the Custodian that its obligations in respect of any other Security, as described in the Registration Statement, require that the Portfolio deposit Securities or additional Securities with the Custodian, specifying the type and value of Securities required to be so deposited, the Custodian will cause to be segregated or identified as deposited, pursuant to the Portfolio's obligations as set forth in the Registration Statement, Securities of such kinds and having such aggregate values as are required to meet the Portfolio's obligations in respect thereof.

     The Portfolio will provide to the Custodian, as of the end of each trading day, the market value of the Portfolio's option liability and the market value of its portfolio of common stocks.

     4. On contractual settlement date, the account of the Portfolio will be charged for all purchases settling on that day, regardless of whether or not delivery is made. On contractual settlement date, sale proceeds will likewise be credited to the account of the Portfolio irrespective of delivery.


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     In the case of "sale fails", the Custodian may request the assistance of the Portfolio in making delivery of the failed Security.

                                   ARTICLE VI

                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

     1. The Portfolio shall furnish to the Custodian a copy of the resolution of the Board of Trustees, certified by the Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of shares of the Portfolio, the date of payment thereof, the record date as of which holders of Portfolio shares entitled to payment shall be determined, the amount payable per share to holder of Portfolio shares of record as of that date and the total amount to be paid by the Dividend and Transfer Agent of the Portfolio on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of shares of the Portfolio on a daily basis and authorizing the Custodian to rely on Written Instructions or a Certificate setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which holders of Portfolio shares entitled to payment shall be determined, the amount payable per share to holders of Portfolio shares of record as of that date and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

     2. Upon the payment date specified in such resolution, Written Instructions or Certificate, as the case may be, the Custodian shall arrange for such payments to be made by the Dividend and Transfer Agent out of monies held for the account of the Portfolio.

                                   ARTICLE VII

                 SALE AND REDEMPTION OF SHARES OF THE PORTFOLIO

     1. The Custodian shall receive and credit to the account of the Portfolio such payments for shares of the Portfolio issued or sold from time to time as are received from the placement agent for the Portfolio's shares, from the Dividend and Transfer Agent of the Portfolio, or from the Portfolio.


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     2. Upon receipt of Written Instructions, the Custodian shall arrange for payment of redemption proceeds to be made by the Dividend and Transfer Agent out of the monies held for the account of the Portfolio in the total amount specified in the Written Instructions.

                                  ARTICLE VIII

                                  INDEBTEDNESS

     In connection with any borrowings, the Portfolio will cause to be delivered to the Custodian by a bank or broker (including the Custodian, if the borrowing is from the Custodian), requiring Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank or broker setting forth the amount which such bank or broker will loan to the Portfolio against delivery of a stated amount of collateral. The Portfolio shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Portfolio, or other loan agreement, (c) the date and time, if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to the Portfolio on the borrowing date, (f) the market value of Securities collateralizing the loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities and (g) a statement that such loan is in conformance with the Investment Company Act of 1940 and the Registration Statement. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank or broker of the total amount of the loan payable provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank or broker, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending


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bank or broker, by virtue of any promissory note or loan agreement. The
Custodian shall deliver in the manner directed by the Portfolio from time to time such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Portfolio shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Portfolio fails to specify in a Certificate or Written Instructions the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities. The Custodian may require such reasonable conditions with respect to such collateral and its dealings with third-party lenders as it may deem appropriate.

                                   ARTICLE IX

                            CONCERNING THE CUSTODIAN

     1. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Portfolio (or insurance purchased by the Portfolio with respect to its liabilities hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Portfolio's duties hereunder or any other action or inaction of the Portfolio or its Trustees, officers, employees or agents, except such as may arise from the negligent action, omission or willful misconduct of the Custodian, its directors, officers, employees or agents. The Custodian shall defend, indemnify and hold harmless the Portfolio and its Trustees, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's


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duties with respect to the Portfolio hereunder or any other action or inaction of the Custodian or its directors, officers, employees, agents, nominees or Sub-Custodians as to the Portfolio, except such as may arise from the negligent action, omission or willful misconduct of the Portfolio, its Trustees, officers, employees or agents. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Portfolio at the expense of the Portfolio, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the advice or opinion of counsel to the Portfolio, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Portfolio shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Portfolio for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Portfolio of principal and of interest to the date of recovery on, Securities incorrectly omitted from the Portfolio's account or penalties imposed on the Portfolio for any failures to deliver Securities.

     In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the


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Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent).

     The obligations of the parties hereto under this paragraph shall survive the termination of this Agreement.

     2. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

     (a) The validity of the issue of any Securities purchased by or for the account of the Portfolio, the legality of the purchase thereof, or the propriety of the amount paid therefor;

     (b) The legality of the sale of any Securities by or for the account of the Portfolio, or the propriety of the amount for which the same are sold;

     (c) The legality of the issue or sale of any shares of the Portfolio, or the sufficiency of the amount to be received therefor;

     (d) The legality of the redemption of any shares of the Portfolio, or the propriety of the amount to be paid therefor;

     (e) The legality of the declaration or payment of any dividend by the Portfolio;


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     (f)  The legality of any borrowing by the Portfolio using Securities as collateral;

     (g) The sufficiency of any deposit made pursuant to a Certificate described in clause (ii) of paragraph 2(e) of Article IV hereof.

     3. The Custodian shall not be liable for any money or collected funds in U.S. dollars deposited in a Federal Reserve Bank in accordance with a Certificate described in clause (ii) of paragraph 2(e) of Article IV hereof, nor be liable for or considered to be the Custodian of any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Portfolio until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Portfolio's interest at the Book-Entry System or Depository.

     4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Portfolio from the Dividend and Transfer Agent of the Portfolio nor to take any action to effect payment or distribution by the Dividend and Transfer Agent of the Portfolio of any amount paid by the Custodian to the Dividend and Transfer Agent of the Portfolio in accordance with this Agreement.

     5. Income due or payable to the Portfolio with respect to Portfolio Assets will be credited to the account of the Portfolio as follows:

     (a) Dividends will be credited on the first business day following payable date irrespective of collection.

     (b) Interest on fixed rate municipal bonds and debt securities issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof (excluding securities issued by the Government National Mortgage Association) will be credited on payable date irrespective of collection.


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     (c)  Interest on fixed rate corporate debt securities will be credited on the first business day following payable date irrespective of collection.

     (d) Interest on variable and floating rate debt securities and debt securities issued by the Government National Mortgage Association will be credited upon the Custodian's receipt of funds.

     (e) Proceeds from options will be credited upon the Custodian's receipt of funds.

     6. Notwithstanding paragraph 5 of this Article IX, the Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment if refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action or, at the Custodian's option, prepayment.

     7. The Custodian may appoint one or more financial or banking institutions, as Depository or Depositories or a Sub-Custodian or Sub-Custodians, including, but not limited to, banking institutions located in foreign countries, of Securities and monies at any time owned by the Portfolio, upon terms and conditions approved in a Certificate. Current Depository(s) and Sub-Custodian(s) are noted in Appendix B. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such Depositories or Sub-Custodians.

     8. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by the Portfolio under the provisions of the Portfolio's By-Laws.

     9. The Custodian shall treat all records and other information relating to the Portfolio, and the Portfolio Assets as confidential and shall not disclose any such records or information to any other person unless (a) the Portfolio shall have consented thereto in writing or (b) such disclosure is compelled by law.

     10. The Custodian shall be entitled to receive and the Portfolio agrees to pay to the Custodian, from Portfolio Assets only, such compensation as shall be determined pursuant to Appendix C attached hereto, or as shall be determined pursuant to amendments to such Appendix approved by the Custodian and the Portfolio. The Custodian shall be entitled to charge against any money held by it for the account of the Portfolio the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement as determined by agreement of the Custodian and the Portfolio or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired. The expenses which the Custodian may charge against the account of the Portfolio include, but are not limited to, the expenses of Sub-Custodians incurred in settling transactions involving the purchase and sale of Securities of the Portfolio.

     11. The Custodian shall be entitled to rely upon any Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Article IV or V hereof. The Portfolio agrees to forward to the Custodian Written Instructions from Authorized Persons confirming Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, on the first business day following the day on which such Oral Instructions are given to the Custodian. The Portfolio agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Portfolio. The Portfolio agrees that the Custodian shall incur no liability to the Portfolio in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

     12. The Custodian will (a) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Portfolio under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31 a-1 and 31 a-2 thereunder, and (b) preserve for the periods prescribed by applicable Federal statute or regulation all records required to so preserved. The books and records of the Custodian shall be open to inspection and audit at reasonable times and with prior notice by Officers and auditors employed by the Portfolio.

     13. The Custodian and its Sub-Custodians shall promptly send to the Portfolio any report received on the systems of internal accounting control of the Book-Entry System or the Depository and with such reports on their own systems of internal accounting control as the Portfolio may reasonably request from time to time.

     14. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Portfolio. The Custodian is not a selling agent for shares of the Portfolio and performance of its duties as a custodial agent shall not e deemed to be a recommendation to the Custodian's depositors or others of shares of the Portfolio as an investment.

                                    ARTICLE X

                                   TERMINATION

     1. The terms of this agreement shall extend for a period of ___ years after the date first mentioned above.

     Thereafter, either of the parties hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of the giving of such notice. If such notice is given by the Portfolio, it shall be accompanied by a copy of a resolution of the Board of Trustees of the

Portfolio, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designated a successor custodian or custodians, each of which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Portfolio shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Trustees, certified by the Secretary, designating a successor custodian or custodians to act on behalf of the Portfolio. In the absence of such designation by the Portfolio, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $100,000,000 aggregate capital, surplus, and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by the Portfolio and held by the Custodian as Custodian. Upon termination of this Agreement, the Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination. The Portfolio agrees that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

     2. If a successor custodian is not designated by the Portfolio or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Portfolio shall upon the delivery by the Custodian to the Portfolio of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Portfolio) and monies then owned by the Portfolio, other than monies deposited with a Federal Reserve Bank pursuant to a Certificate described in clause (ii) of paragraph 2(e) of Article IV, be deemed to be the custodian for the Portfolio, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Portfolio to hold such Securities hereunder in accordance with this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

     1. Appendix A sets forth the names and the signatures of all Authorized Persons. The Portfolio agrees to furnish to the Custodian a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Appendix A.

     2. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, Officer, Trustee, past, present or future as such, of the Portfolio or of any predecessor or successor, either directly or through the Portfolio of any such predecessor or successor, whether by virtue of any constitution, statute, or rule of law or equity, or be the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against Portfolio Assets, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, Officers, Trustees of the Portfolio or of any predecessor or successor, or any of them as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

     3. The obligations set forth in this Agreement as having been made by the Portfolio have been made by the Trustees of the Portfolio, acting as such Trustees, pursuant to the authority vested in them under the laws of the State of New York, the Declaration of Trust and the By-Laws of the Portfolio. This

Agreement has been executed by Officers of the Portfolio as officers, and not individually, and the obligations contained herein are not binding upon any of the Trustees, Officers, agents or holders of shares, personally, but bind only the Portfolio.

     4. Such provisions of the Registration Statement of the Portfolio and any other documents specifically mentioning the Custodian (other than merely by name and address) shall be reviewed with the Custodian by the Portfolio.

     5. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Star Bank Center, 425 Walnut Street, ML 6118, Cincinnati, Ohio 45202, attention Mutual Fund Custody Services Department, or at such other place as the Custodian may from time to time designate in writing.

     6. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Portfolio shall be sufficiently given when delivered to the Portfolio or on the second business day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Portfolio at its office at 6000 Memorial Drive, P. O. Box 7177, Dublin, Ohio 43017, or at such other place as the Portfolio may from time to time designate in writing.

     7. This Agreement with the exception of Appendices A & B may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Portfolio.

     8. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Portfolio or by the Custodian, and no attempted assignment by the Portfolio or the Custodian shall be effective without the written consent of the other party hereto.

     9. This Agreement shall be construed in accordance with the laws of the State of Ohio.

     10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first written above.


ATTEST:                                Utilities Stock Portfolio

  /s/ Sherrie L. Acock              By:  /s/ Donald F. Meeder
------------------------------        ---------------------------------
                                        Donald F. Meeder


ATTEST:                                Star Bank, N.A.

  /s/ W.J. Keller                   By:  /s/ Lynette C. Gibson
------------------------------         --------------------------------
                                        Lynette C. Gibson

                                    EXHIBIT A

                           APPROVED AUTHORIZED PERSONS

     The following persons are hereby authorized to give Star Bank, N.A. oral instructions, directions and orders under the Portfolio's Custody Agreement:

                          AUTHORIZED PERSONS        SPECIMEN SIGNATURES

President:                Robert S. Meeder, Sr.     ___________________

Secretary/Treasurer:      Donald F. Meeder          ___________________

Vice  President:          Philip A. Voelker         ___________________

Vice President:           Robert S. Meeder, Jr.     ___________________

Assistant Treasurer:      Steven T. McCabe          ___________________

Advisor Associates:       Sherrie L. Acock          ___________________

                          Joseph Zarr               ___________________

                          Connie Knoechel           ___________________

                          Terry Barborak            ___________________

                          Michael Acock             ___________________

                          George Harper             ___________________

                          Sharon Putney             ___________________

                          Kenneth Howard            ___________________

                          Paul Blodgett             ___________________

     Oral instructions, directions and orders are to be followed up and supported with written instructions to Star Bank, N.A., signed and authorized by any one, or in the authorization of Portfolio expenses and/or invoices, any two of the following individuals: Robert S. Meeder, Sr., Donald F. Meeder, Philip A. Voelker, Steven McCabe, Robert S. Meeder, Jr. or Joseph Zarr.

                                   APPENDIX B

     The following Depository(s) and Sub-Custodian(s) are employed currently by Star Bank, N.A. for securities processing and control . . .


Depository:               The Depository Trust Company (New York)
                          7 Hanover Square
                          New York, NY  10004

Depository:               The Federal Reserve Bank
                          Cincinnati and Cleveland Branches

Sub-Custodian:            Bankers Trust Company
                          16 Wall Street
                          New York, NY  10005

                                   APPENDIX C

                                  COMPENSATION

     Star Bank, N.A., as Custodian, will receive compensation for custody of the domestic securities held on behalf of the Utilities Stock Portfolio.

     The subcustodian will receive a separate fee, listed in Appendix D for custody of the foreign assets.